NFO RESEARCH, INC. DIRECTORS' STOCK OPTION PLAN
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         1. Purpose. The NFO Research, Inc. Directors' Stock Option Plan (the
"Plan") has been established by NFO Research, Inc., a Delaware corporation (the "Company"), to secure for the Company and its stockholders the benefits arising from capital ownership by those non-employee directors of the Company and its Subsidiaries (as defined below) who will be responsible for its future growth and continued success. The Plan will provide a means whereby such individuals may purchase shares of the Common Stock of the Company pursuant to options that are not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The term "Subsidiary" means each corporation of which the Company owns directly or indirectly at least 50% of the total combined voting power of all classes of stock entitled to vote.

         2. Administration. The Plan is intended to be a largely self- governing plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board of Directors of the Company (the "Board of Directors"). Any interpretation of the Plan by the Board of Directors and any decision made by the Board of Directors on any other matter within its discretion is final and binding on all persons. No member of the Board of Directors shall be liable for any action or determination made with respect to the Plan.

         3. Participation. Each member of the Company's Board of Directors who is not an employee of the Company or a Subsidiary shall be a "Participant" in the Plan. Upon a Participant's initial election to the Company's Board of Directors, such Participant shall receive an option to purchase 22,500 Shares. Upon re-election to the Board of Directors, each Participant shall receive, on the date of annual meeting of the Company's stockholders, an option to purchase an additional 15,000 Shares.

         Notwithstanding the foregoing, each Participant who is a Director on the Company's Board of Directors on the date of the 1999 annual meeting of the Company's stockholders shall receive, on the date of such meeting, an option to purchase 45,000 Shares. No options shall be granted such Participants upon re-election at the 2000 and 2001 annual meetings of the Company's Stockholders. Thereafter, each such Participant who is re-elected to the Board of Directors at and after the 2002 annual meeting of the Company's stockholders shall receive, on the date of each such annual meeting of the Company's stockholders, an option to purchase an additional 15,000 Shares.

         4. Shares Subject to the Plan. Subject to the provisions of paragraph 12, the aggregate number of Shares for which options may be granted under the Plan shall not exceed 360,000 Shares. If, as to any number of Shares, any
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option granted pursuant to the Plan shall expire or terminate for any reason without all Shares subject to such option being issued, such number of unissued Shares shall again be available for grant under the Plan.

         5. Option Price. The price at which a Share may be purchased pursuant to the exercise of an option under the Plan shall not be less than the Fair Market Value (as defined below) of a Share on the date an option is awarded under the Plan. Subject to the provisions of paragraph 12, for all purposes of the Plan the "Fair Market Value" of a Share as of any date means (i) the closing price of a Share on that date on the principal national securities exchange or automated interdealer quotation system on which the Shares are traded, or (ii) if the Shares are not traded on any securities exchange or quoted on an automated interdealer quotation system, the fair market value of the Shares determined by the Board of Directors in its sole discretion.

         6. Option Expiration Date. The "Expiration Date" with respect to an option or any portion thereof granted to a participant under the Plan means the date which is five years after the date on which the option is granted. All rights to purchase Shares pursuant to an option shall cease as of the option's Expiration Date.

         7. Exercise of Options. Each option shall be exercisable, either in whole or in part, at any time after the date the option was awarded and before the fifth anniversary of such date. A Participant may exercise an option by giving written notice thereof prior to the option's Expiration Date to the Chief Executive Officer of the Company at the Company's corporate headquarters. Contemporaneously with the delivery of such notice, the full purchase price of the Shares purchased pursuant to the exercise of a stock option, together with any required state or federal withholding taxes, shall be paid (i) in cash, (ii) by tender of stock certificates held by the Participant for at least six months, in proper form for transfer to the Company representing Shares valued at the Fair Market Value of the stock on the preceding day, (iii) by any combination of the foregoing, or (iv) by a written assignment of the proceeds of sale of the Shares purchased pursuant to the option exercised. Notwithstanding the foregoing, upon the exercise of an option requiring tax withholding, a Participant may make a written election to have Shares withheld by the Company from the Shares otherwise to be received. The number of Shares so withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes.

         8. Compliance with Applicable Laws. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the intention of distributing the Shares.
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         9. Death of Participant. In the event of the death of a Participant, any options which the Participant was entitled to exercise on the date immediately preceding his death shall be exercisable by the person or persons to whom that right passes by will or by the laws of descent and distribution for a period of three months after the date of death, but no later than the option's Expiration Date. Any such exercise shall be by written notice thereof filed with the Chief Executive Officer of the Company at the Company's corporate headquarters prior to the option's Expiration Date.

         10. Transferability. Options under the Plan are not transferable except by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). Options may be exercised during the lifetime of the Participant only by the Participant, and after the death of the Participant, only as provided in paragraph 9.

         11. Right of Discharge and Stockholder Status. Nothing in the Plan shall confer upon any Participant the right to continue to serve as a director of the Company or affect any right that the Board of Directors or the Company's stockholders may have to terminate the service of such Participant. The grant of an option under the Plan shall not confer upon the holder thereof any right as a stockholder of the Company. No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of such option until certificates representing such Shares have been issued and delivered. If the redistribution of Shares is restricted pursuant to paragraph 8, certificates representing such Shares may bear a legend referring to such restrictions.

         12. Adjustments to Number of Shares Subject to the Plan and to Option Terms. Subject to the following provisions of this paragraph 12, in the event of any change in the outstanding Shares by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, an appropriate and proportionate adjustment shall be made in the number and kind of Shares subject to options outstanding or to be granted under the Plan. Any such adjustment in any outstanding option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such option but with a corresponding adjustment in the price for each Share covered by such option as well as the adjustment in the number and kind of Shares mentioned above. Adjustments under this paragraph 12 shall be made by the Board of Directors, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. In no event shall the purchase price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an option.
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         13. Agreement with Company. Each option grant is contingent upon the execution by the Participant of a stock option agreement with the Company in the form of Exhibit A hereto.

         14. Term of Plan. Subject to the approval of the stockholders of the Company, the Plan shall be effective February 23, 1993. No options may be granted under the Plan after February 1, 2003.

         15. Amendment and Termination of Plan. Subject to any approval of the stockholders of the Company which may be required by law (including under Rule 16b-3), the Board of Directors of the Company may at any time amend, suspend or terminate the Plan; provided that the provisions of the Plan with respect to eligibility for participation or the number, timing or pricing of options granted may not be amended more frequently than once in any six-month period except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. No amendment, suspension or termination of the Plan shall alter or impair any rights under any option previously granted under the Plan without the consent of the holder thereof.

                         AS AMENDED THROUGH MAY 11, 1999